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                      METROPOLITAN LIFE INSURANCE COMPANY

                                [200 Park Place
                              New York, NY 10166]

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FIXED ACCOUNT RIDER

This rider is made part of the basic contract/certificate to which it is attached. The date of issue of the rider is the same as that of the basic contract/certificate unless a different date is shown on the Contract/Certificate Specifications page. Except as provided in this rider, the Fixed Account is treated the same as an Underlying Fund.

When the Participant/Certificate Owner (hereinafter referred to as Participant), directs Us to do so, We will apply all or any part of a Participant's Purchase Payments to the Fixed Account.

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                               PURCHASE PAYMENTS
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The Purchase Payments are the payments the Contract Owner and/or the
Participants allocate to the Fixed Account. No Purchase Payment after the first is required to keep the Fixed Account in effect, as long as the basic contract/certificate is in effect. We may restrict Purchase Payments to the Fixed Account if the credited interest rate on the Fixed Account is equal to the Minimum Guaranteed Interest Rate shown on the Contract/Certificate Specifications pages.

We will apply the allocation of the first net Purchase Payment paid for the Fixed Account to provide Accumulation Units to the Fixed Account within two business days after it is received in good order at Our Office. We will apply any allocation of the net Purchase Payments after the first net Purchase Payment to the Fixed Account as of the day We receive it at Our Office.

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                             VALUATION INFORMATION
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For the purpose of this rider, for the Fixed Account only, the VALUATION
INFORMATION section of the basic contract/certificate is amended by deleting the following provisions:

    1. "Number of Accumulation Units;"

    2. "Accumulation Unit Value;" and

    3. "Net Investment Factor;"

and the following provisions are added.

NUMBER OF ACCUMULATION UNITS

We will determine the number of Accumulation Units to be credited to the Fixed Account by dividing the net Purchase Payment applied to the Fixed Account by the applicable Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE

We will determine the value of an Accumulation Unit for the Fixed Account on any day by multiplying:

    a) the value on the immediately preceding date; by

    b) the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR

The net interest factor for a day is:

    1. the assured Net Interest Rate which is equivalent to an annual interest rate equal to the Minimum Guaranteed Interest Rate for the Fixed Account shown on the Contract/Certificate Specifications, plus

    2. any interest in excess of the assured Net Interest Rate credited at Our discretion, plus

    3. 1.000000.

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                    INTEREST CREDITED TO THE FIXED ACCOUNT
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The initial interest rate for any Purchase Payment is declared each month and is guaranteed for twelve months. Each Purchase Payment is placed in a "cell" for interest crediting purposes. At the end of the twelve month guarantee period, a renewal interest rate will be determined that will not be lower than the guaranteed minimum interest rate shown on the Contract/Certificate Specifications. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

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Interest will be compounded and credited to the Fixed Account at a daily rate equivalent to the effective annual interest rate as determined by Us. The rate will never be less than the guaranteed minimum interest rate shown on the Contract/Certificate Specifications. Additional interest above the guaranteed minimum interest rate amounts may be credited by Us for the initial and renewal guaranteed interest periods.

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         TRANSFERS BETWEEN THE UNDERLYING FUNDS AND THE FIXED ACCOUNT
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Amounts may generally be transferred from the Underlying Funds to the Fixed
Account at any time. Amounts may be transferred from the Fixed Account to the Underlying Funds as described on the Contract/Certificate Specifications page. No transfers will be allowed between the Fixed Account and any Competing Fund in the Plan. Amounts previously transferred from the Fixed Account to the Underlying Funds may not be transferred back to the Fixed Account or any Competing Fund for a period of at least 3 months from the date of transfer. We reserve the right to limit the number of transfers and percentage of Cash Value, as shown on the Contract/Certificate Specifications page, to be transferred from the Fixed Account to the Underlying Funds and to contracts not issued by Us. The minimum number of transfers allowed is shown on the Contract/Certificate Specifications. Also, We may restrict transfers from the Underlying Funds to the Fixed Account if the credited interest rate on the Fixed Account is equal to the Minimum Guaranteed Interest Rate shown on the Contract/Certificate Specifications pages.

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 TRANSFERS TO CONTRACTS OR CERTIFICATES NOT ISSUED BY US AND THE FIXED ACCOUNT
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At the Written Request of the Participant, We will make available the Cash
Surrender Value of the Fixed Account for transfer to contracts/certificates not issued by Us, subject to the restrictions on the Contract/Certificate Specifications page.

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   TRANSFERS FROM OTHER CONTRACTS OR CERTIFICATES ISSUED BY US AND THE FIXED
                                    ACCOUNT
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We may allow the Participant to transfer funds held in another group Annuity contract/certificate issued by Us to the Fixed Account without applying deferred sales charges or surrender charges to the funds being transferred. Once the transfer is complete and We have established a new account, new deferred sales charges or surrender charges may apply to the Fixed Account as shown on the Contract/Certificate Specifications page.

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TRANSFERS TO OTHER CONTRACTS OR CERTIFICATES ISSUED BY US AND THE FIXED ACCOUNT
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We may allow the Participant to transfer their Individual Account Cash Value in the Fixed Account to another contract/certificate issued by Us without incurring a deferred sales charge or surrender charge as shown on the Contract/Certificate Specifications page to the funds being transferred. Once the transfer is complete and We have established a new account, new deferred sales charges or surrender charges may apply to the new contract/certificate in accordance with the provisions of such contract/certificate.

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                      DISTRIBUTION FROM THE FIXED ACCOUNT
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ALLOWABLE DISTRIBUTIONS

The Participant may request allowable distributions shown on the Contract/Certificate Specifications page from the Fixed Account at any time. Upon receipt of Written Request, We will pay the Participant the Cash Value of the Fixed Account as applicable for those allowable distributions.

SURRENDER FROM FIXED ACCOUNT CELLS

For the purpose of processing distributions from the Fixed Account, withdrawals are taken from the most recent "cell" first, and each subsequent cell is accessed for distributions in descending order on a Last-In, First-Out (LIFO) basis.

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The Cash Surrender Value will be determined as of the Next Valuation Date following receipt of the Written Request. We may defer payment of the Cash Surrender Value in the Fixed Account for up to six months from the date of the Written Request. If a payment is deferred more than 10 days from the date the request is received, interest will continue to be earned during the deferred period at the rate required by law or at the rate currently being credited under this rider, whichever is greater.

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                         CONTRACT/CERTIFICATE CHARGES
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No Account Charge is applicable to the Fixed Account.

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                      CONTRACT DISCONTINUANCE PROVISIONS
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If the contract is discontinued by the Contract Owner and the Contract Owner has provided notice to and received consent from all Certificate Owners that no further Purchase Payments for the contract or any certificates will be accepted, than this rider will also be discontinued, and no further Purchase Payments or transfers will be allowed under this rider also. Additionally, the following terms will apply:

   If the contract is discontinued because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value may be distributed directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities.

   If the Plan is terminated or the contract discontinued by the Contract Owner for any other reason, then upon discontinuance of the contract, We will determine the Market Adjusted Value of the Fixed Account using the formula described below. The Market Adjusted Value is the current value as of the date of discontinuance and reflects the relationship between the rate of interest credited to funds on deposit under the Fixed Account at the time of discontinuance and the rate of interest credited on new deposits for this class of contracts at the time of discontinuance. The Market Adjusted Value may be greater than or less than the Cash Value of the Fixed Account.

       Upon determining the Market Adjusted Value of the Fixed Account, We will pay the Participant their choice of:

       a) the Market Adjusted Value, less any amounts deducted on Surrender, less any loans outstanding in one lump sum within 60 days of the date of discontinuance We may defer the payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, interest will continue to be earned during the deferred period in the same manner as described in this rider; or

       b) the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following Our mailing the written notice of Contract Discontinuance to the Contract Owner at the most current address available on Our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not allowed during the 5 year installment period.

                        MARKET VALUE ADJUSTMENT FORMULA

 Market Adjusted Value = Cash Value x (1+ R\\0\\)/5 // (1+ R\\1\\ + 0.0025)/5/

   Where R\\0\\ is the rate of interest credited to funds on deposit under the Fixed Account at the time of discontinuance and R\\1\\ is the rate of interest credited on new deposits for this class of contracts at the time of discontinuance. Note, the total surrender charge and market value adjustment would not exceed 10% of the Cash Value of the Fixed Account. Additionally, on or after the 10/th/ Certificate Year, the Market Adjusted Value equals the Cash Value.

If We discontinue the contract because We determine that the Plan or administration of the Plan is not in conformity with applicable law or We receive notice that is satisfactory to Us of Plan Termination, then within 31 days after We notify the Contract Owner of Our intent to discontinue the contract, We will accept no further payment for the contract or new certificates, but will allow all in-force certificates under the contract along with this fixed account rider to continue under the existing terms of those certificates and this rider.

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Metropolitan Life Insurance Company has caused this Rider to be signed by its
[President]

 LOGO
[President]

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